AMENDMENT NO. 1
To
HOMETRUST BANK
DEFINED CONTRIBUTION EXECUTIVE MEDICAL CARE PLAN
(ADDENDUM TO CLAIMS PROCEDURE)

This Amendment No. 1 to the HomeTrust Bank Defined Contribution Executive Medical Care Plan (as amended through May 31, 2009, the “Plan”) is made effective as of April 1, 2018 and shall apply to all claims for benefits under the Plan received on or after April 1, 2018. All capitalized terms not defined herein shall have the meaning set forth in the Plan.

Claims for Benefits. A claim for benefits is a request for benefits under the Plan made by a Participant, a former Participant or any beneficiary of a Participant or former Participant (a “Claimant”) in accordance with the Plan’s procedures for filing benefit claims. With respect to reimbursement of medical expenses, no claims for benefits in advance of obtaining medical care (a “pre-service claim”) are permitted, and no pre-approval of such medical care is required. The Committee shall ensure that all written claims for benefits under the Plan and all appeals related to benefits are adjudicated in a manner designed to ensure the independence and impartiality of the persons involved in making the decision. The claims procedures set forth in this Amendment supersede all claims procedures language set forth in Sections 3(d) and 3(e) of the Plan with respect to claims for Benefits, except that the first sentence of Section 3(d) of the Plan shall continue to apply.

Timing of Committee Response. The Committee shall notify the Claimant of the Plan’s benefit determination within a reasonable period of time, but no later than thirty (30) days after receipt of the claim. If, due to matters beyond the control of the Plan, the Committee needs additional time to process a claim, the Claimant will be notified, within thirty (30) days after the Committee receives the claim, of the circumstances requiring the extension of time and the date by which the Committee expects to make its decision, but not beyond forty-five (45) days from the date the claim was received. If such an extension is necessary due to a failure of the Claimant to submit the information necessary to decide the claim, the notice of extension shall specifically describe the required information, and the Claimant shall be afforded at least forty-five (45) days from receipt of the notice within which to provide the specified information.

Calculating Time Periods. For purposes of calculating the time periods in the preceding paragraph, the period of time within which a benefit determination is required to be made shall begin at the time a claim is filed in accordance with the reasonable procedures of the Plan, without regard to whether all the information necessary to make a benefit determination accompanies the filing. In the event that a period of time is extended as permitted pursuant to the preceding paragraph due to a Claimant's failure to submit information necessary to decide a claim, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

Notice of Decision. In the case of an adverse benefit determination with respect to benefits, the Committee will provide a notification that shall set forth the following in a manner calculated to be understood by the Claimant:

(i) the specific reasons for the adverse determination;

(ii) a reference to the specific provisions of the Plan or insurance contract on which the determination is based;

(iii) if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the Claimant upon request; or

(iv) if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request;

(v) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary;

(vi) a description of the Plan's review procedures and the time limits applicable to such procedures;

(vii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim for benefits. Whether a document, record or other information is relevant to a claim for benefits shall be determined in accordance with Department of Labor Regulation Section 2560.503-1(m)(8); and

(viii) a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review, and a description of any time limit that applies under the Plan for bringing such an action;

Appeal of Adverse Benefit Determinations. If the Committee denies the claim, in whole or in part, the Claimant shall have a reasonable opportunity to appeal the adverse benefit determination to an appropriate named fiduciary of the Plan for a full and fair review of the claim and the adverse benefit determination, as follows:

(i) The Claimant shall have at least 180 days following receipt of a notification of an adverse benefit determination within which to appeal the determination.

(ii) The Claimant shall have the opportunity to submit written comments, documents, records and other information relating to the claim for benefits.

(iii) The Committee shall respond in writing to such Claimant within sixty (60) days after receiving the request for review. For purposes of this paragraph, the period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed in accordance with the reasonable procedures of the Plan, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing.

(iv) In considering the review, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The claim will be reviewed by an individual or committee who did not make the initial determination that is subject of the appeal, nor by a subordinate of the individual who made the determination, and the review shall be made without deference to the initial adverse benefit determination. If the initial adverse benefit determination was based in whole or in part on a medical judgment, the appropriate named fiduciary of the Plan shall consult with a health care professional who has appropriate training and experience in the field of medicine involving the medical judgment. The health care professional who is consulted on appeal will not be the same individual who was consulted during the initial determination or a subordinate of such individual. If the Committee obtained the advice of medical or vocational experts in making the initial adverse benefits determination (regardless of whether the advice was relied upon), the Committee will identify such experts.

Notice of Decision after Review. In the case of an adverse benefit determination with respect to benefits, the Committee will provide a that shall set forth the following in a manner calculated to be understood by the Claimant:

(i) the Committee’s decision;

(ii) the specific reasons for the adverse determination;
(iii) a reference to the specific provisions of the Plan on which the decision is based;

(iv) if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol or other similar criterion will be provided free of charge to the claimant upon request;

(v) if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request;

(vi) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits;

(vii) a statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain information about such procedures, including the following statement: “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.” and

(viii) a statement of the Claimant's right to bring a civil action under ERISA Section 502(a);

Exhaustion of Remedies. A Claimant must follow the claims review procedures under this Plan and exhaust his or her administrative remedies before taking any further action with respect to a claim for benefits.

IN WITNESS WHEREOF, the Bank has caused this Amendment to be executed by a duly authorized officer as of this 30th day of April 2018.

By: /s/ Dana L. Stonestreet

        Dana L. Stonestreet
        Chairman, President and Chief Executive Officer